Exhibit 10.7

                           MONONGAHELA USAGE AGREEMENT



                            Dated as of June 1, 1999



                                  By and Among


                            CSX TRANSPORTATION, INC.

                        NORFOLK SOUTHERN RAILWAY COMPANY

                             PENNSYLVANIA LINES LLC

                           NEW YORK CENTRAL LINES LLC



















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                                TABLE OF CONTENTS


                                                                           Page


Section 1.  Definitions.......................................................4

Section 2.  Description of Monongahela.......................................10

Section 3.  Customer Service.................................................11

Section 4.  Usage of Subject Trackage........................................11

Section 5.  Miscellaneous Operations Provisions..............................12

Section 6.  Car Hire.........................................................19

Section 7.  Accounting Records...............................................19

Section 8.  Repairs and Lading Adjustments...................................20

Section 9.  Usage Charges....................................................21

        A.     Transportation Costs..........................................21

        B.     Other Usage Charges...........................................21

Section 10.  Maintenance of the Monongahela..................................27

Section 11.  Capital Improvements............................................29

Section 12.  Labor Claims....................................................32

Section 13.  Freight Claims..................................................32

Section 14.  Liability.......................................................33

        (a)    Sole Responsibility ..........................................33

        (b)    NSR-CSXT Joint Responsibility.................................34

        (c)    Process.......................................................34

        (d)    Indemnification...............................................35


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                                                                           Page

        (e)    Specified Level Damages.......................................35

        (f)    Exceptions....................................................36

        (g)    Damages.......................................................36

        (h)    Limitation....................................................37

Section 15.  No Partnership..................................................37

Section 16.  Arbitration.....................................................37

Section 17.  Force Majeure...................................................39

Section 18.  Entire Agreement................................................39

Section 19.  Amendment and Waiver............................................40

Section 20.  Severability....................................................40

Section 21.  Remedies........................................................40

Section 22.  Interpretation..................................................41

Section 23.  Headings........................................................41

Section 24.  Parties.........................................................42

Section 25.  Assignment......................................................42

Section 26.  Term............................................................43

Section 27.  Termination of Other Agreements.................................45

Section 28.  Notices.........................................................45

Section 29.  Governing Law...................................................47

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                           MONONGAHELA USAGE AGREEMENT


               This Monongahela Usage Agreement ("Agreement") made this 1st day of June, 1999, by and between NORFOLK SOUTHERN RAILWAY COMPANY, hereinafter referred to as "NSR", PENNSYLVANIA LINES LLC, hereinafter referred to as "PRR", and CSX TRANSPORTATION, INC., hereinafter referred to as "CSXT," and NEW YORK CENTRAL LINES LLC, hereinafter referred to as "NYC";

                                   WITNESSETH:

               WHEREAS, all capitalized terms in this Agreement have the respective meanings set forth in Section 1; and
               WHEREAS, Consolidated Rail Corporation ("CRC") is a wholly owned subsidiary of Conrail Inc. ("CRR"); and
               WHEREAS, CSX Corporation ("CSX") owns all of the common stock of and controls CSXT, Norfolk Southern Corporation ("NSC") owns all of the common stock of and controls NSR, and CSX and NSC jointly control CRC; and
               WHEREAS, pursuant to the Transaction Agreement, certain assets of CRC have been allocated to PRR, which is a wholly-owned subsidiary of CRC, to be operated by NSR under the terms of the NSR Operating Agreement; and

               WHEREAS, NSR and CSXT have agreed, and the STB has approved in Finance Docket No. 33388, that certain tracks comprising all the rail facilities described in Section 2 of this Agreement (hereinafter "Monongahela"), shall be allocated to PRR pursuant to the Transaction Agreement, and pursuant to the NSR

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Operating  Agreement,  be operated by NSR,  and NSR shall  control,  operate and maintain the Monongahela under this Agreement, provided, however, that NYC shall have equal access, pursuant to the terms of this Agreement, through full use of the Monongahela to all current and future customer facilities located on or accessed from the Monongahela; and
               WHEREAS, pursuant to the Transaction Agreement, certain assets of CRC (including equal access to the Monongahela that is the subject of this Agreement) have been allocated to NYC, which is a wholly-owned subsidiary of CRC, to be operated by CSXT under the terms of the CSXT Operating Agreement; and
               WHEREAS, pursuant to the CSXT Operating Agreement, NYC is assigning to CSXT all of its rights and obligations to operate NYC's assets, including all of its rights and obligations with respect to the Monongahela set forth in this Agreement, and thus CSXT, pursuant to this Agreement and the CSXT Operating Agreement, shall have all of the rights and obligations conferred by or imposed under this Agreement during the term of the CSXT Operating Agreement;
               WHEREAS,   under  provisions  of  this  Agreement  and  the  CSXT
Operating Agreement, CSXT, as the assignee of NYC, shall have equal access through full use of the Monongahela to all current and future customer facilities located on or accessed from the Monongahela; and

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               WHEREAS, in accordance with the terms of this Agreement,  NSR and
CSXT shall share all maintenance and other expenses as specifically described herein which relate directly to the Monongahela on a joint usage basis; and
               WHEREAS, NSR and CSXT shall be able to provide separately transportation service to all customers on or accessed from the Monongahela and, except as provided herein, no access fees shall be charged NYC for the joint usage; provided, however, the Operating Fee payable by CSXT to NYC under the CSXT Operating Agreement includes an arm's-length charge for the assignment by NYC to CSXT of access to the Monongahela; and
               WHEREAS, as provided herein, NSR and CSXT will work together to develop the expansion of existing and future facilities serving customers located on or accessed from the Monongahela; and
               WHEREAS, NSR and CSXT are agreeable to such an arrangement under the terms and conditions hereinafter set forth;

               NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is acknowledged, CSXT and NSR hereby agree as follows:


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Section 1.  Definitions.
               For   purposes of   this Agreement, the  following terms have the
following meanings:
               (a)    "AAA" means the American Arbitration Association.
               (b)    "AAR" means the Association of American Railroads.
               (c) "Accounting Plan" means the plan of accounting adopted pursuant to Section 9(B)(a).
               (d) "Action" means any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any Governmental Entity.
               (e) "Bill"  means a bill  delivered  by NSR to CSXT  pursuant  to
Section 9(B)(e).
               (f) "Billing Month" means the calendar month for which information is shown on a Usage Statement.
               (g) "Budgeted Capital Expenditures" means capital expenditures included on a Capital Expenditure Budget which has been agreed upon by NSR and CSXT.
               (h) "CCBU" means CSXT's Cumberland Coal Business Unit, currently headquartered in Cumberland, MD, or any successor thereof.
               (i) "CSXT Operating Agreement" has the meaning set forth in the Transaction Agreement.

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               (j)  "Capital   Expenditure   Budget"  means  a  written   budget
specifying proposed capital expenditures to be made on the Monongahela for the periods of time specified in such budget and the proposed sources of the capital required to make such expenditures.
               (k) "Capital  Expenditure  Statement" means a statement delivered by NSR pursuant to Section 9(B)(d).
               (l)  "Carpenter/Tobias  Letter" means the letter  agreement dated
April 28, 1998, concerning the operation of the Monongahela.
               (m) "Damage(s)" means all assessments,  fines,  losses,  damages,
liabilities,   and  costs  and  expenses  related  thereto,  including,  without limitation, interest, penalties and attorneys' and consultants' fees and also expressly including, without limitation, all liabilities arising after the effective date hereof under the Federal Employers Liability Act, as amended, and environmental laws.
               (n) "Dispute Letter" means a letter delivered by CSXT pursuant to
Section  9(B)(g).
               (o)  "Expense  Statement"  means  a  statement   delivered by
NSR pursuant to Section  9(B)(c).
               (p) "GAAP" at any  time means generally accepted accounting principles in effect at such time.
               (q)  "Governmental  Entity"  means any federal,  state,  local or foreign court, administrative agency or commission or other governmental or regulatory authority or commission or any arbitration tribunal.

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               (r)  "Liabilities"  means  any and  all  debts,  liabilities  and obligations  of any kind  whatsoever,  whether  or not  accrued,  contingent  or
reflected  on  a  balance  sheet,  known  or  unknown,   absolute,   determined,
determinable or otherwise, including, without limitation, those arising under any law, rule, regulation, action, order or consent decree of any Governmental Entity or any judgment in any Action of any kind or award of any arbitrator of any kind and those arising under any contract.
               (s) "Monongahela  Train" means a train operated by NSR for NSR or for CSXT and serving customers located on the Monongahela.
               (t) "Monongahela  Train Usage Percentage" means for either NSR or
CSXT, for a particular time period, the percentage obtained by multiplying 100 by the quotient obtained by dividing (1) the total number of loaded and empty Railcars in the account of NSR or CSXT, as the case may be, that are in Monongahela Trains, by (2) the sum of the total number of loaded and empty Railcars in the accounts of both NSR and CSXT that are in Monongahela Trains, during such period for each Zone.
               (u) "Nonseverable  Improvement" means a capital improvement which is integral to the operation of the Monongahela and is not readily removable.
               (v) "NSR  Operating  Agreement"  has the meaning set forth in the
Transaction Agreement.
               (w)  "Railcar"  means,   except  as  otherwise  provided  in  the
Accounting  Plan,  each  railroad  freight  car,  locomotive,  caboose  or other

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equipment  (including  RoadRailer(R)  equipment (or comparable  bimodal  freight hauling equipment in either NSR's or CSXT's account))  furnished in substitution
of  railroad  equipment,   loaded  or  empty,  which  an  Operator   originates,
terminates, switches or moves on or overhead within the Monongahela, except that
(i) a single standard flat car not exceeding 96 feet in length (excluding articulated flat cars) shall count as a single Railcar, (ii) freight railcars consisting of articulated units bearing AAR car type codes "Q" and "S" shall count as multiple Railcars based on the second (numeric) digit of the car type code for such articulated units (by way of example, a car consisting of AAR Car Type Code "S566" would be counted as five Railcars) (or corresponding car type codes and digits if the AAR car type codes should be modified at any time during the term of this Agreement), and (iii) a single unit of RoadRailer(R) equipment (or comparable bimodal freight hauling equipment in either NSR's or CSXT's account) shall count as one-half (1/2) of a Railcar.
               (x)  "Railroad   Consequential   Damages"  means   consequential,
indirect, incidental or other similar damage, injury or loss to either NSR or CSXT.
               (y) "Reimbursable Expenses" means the expenses shown on an Expense Statement, minus the revenues, if any, shown on such Expense Statement.
               (z)  "RoadRailer(R)   means  bimodal  freight  hauling  equipment
manufactured by or under license from "RoadRailer(R), a division of Wabash National Corporation, and capable of movement over the highway when pulled by a tractor and on the rails using locomotive power.

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               (aa) "Severable  Improvement" means a capital improvement that is not a Nonseverable Improvement, and specifically includes but is not limited to, track extensions to customer facilities.
               (bb) "STB" means the Surface Transportation Board, or if there shall be no Surface Transportation Board, any federal agency which is charged with the function of approving combinations by rail carriers or persons controlling them, or of other arrangements between such rail carriers, and granting exemptions from other laws with respect thereto or regulating other specific functions with respect to the context in which such term is employed or any successor entity thereof.
               (cc) "Tax" or "Taxes" means taxes, levies or other similar assessments, customs, duties, imposts, charges or fees, including, without limitation, ad valorem, excise, real or personal property, sales, use, payroll, withholding, unemployment, transfer and gains taxes or other governmental taxes imposed by or payable to the United States, or any state, local or foreign government or subdivision thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to such Tax or Taxes.
               (dd) "Total Monongahela Train Usage Percentage" means for either NSR or CSXT, for a particular time period, the percentage obtained by multiplying 100 by the quotient obtained by dividing (1) the total number of loaded and empty Railcars in the account of NSR or CSXT, as the case may be, that are in Monongahela Trains by (2) the sum of the total number of loaded and

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empty  Railcars  in the  accounts  of both NSR and CSXT that are in  Monongahela
Trains, during such period for the entire Monongahela.
               (ee) "Total Train Usage Percentage" means for either NSR or CSXT for a particular time period, the percentage obtained by multiplying 100 by the quotient obtained by dividing (i) the total number of loaded and empty Railcars in the account of either NSR or CSXT, as the case may be, by (ii) the sum of the total number of loaded and empty Railcars in the accounts of both NSR and CSXT, during such period on the Monongahela.
               (ff) "Train Usage Percentage" means for either NSR or CSXT for a particular time period and Zone, the percentage obtained by multiplying 100 by the quotient obtained by dividing (i) the total number of loaded and empty Railcars in the account of either NSR or CSXT, as the case may be, by (ii) the sum of the total number of loaded and empty Railcars in the accounts of both NSR and CSXT, during such period in such Zone.
               (gg) "Transaction Agreement" means the Transaction Agreement dated as of June 10, 1997, among CSX, CSXT, NSC, NSR, Conrail Inc., CRC and CRR Holdings LLC.
               (hh)   "Usage Statement"   means  a   statement  delivered by NSR
pursuant to Section 9(B)(b).
               (ii) "USOA" means the uniform system of accounts prescribed for class I railroads by the STB or any successor federal agency that shall succeed to the functions of the STB in prescribing uniform systems of accounts for rail

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carriers;  provided,  that if there shall be no STB and no such federal  agency,
USOA shall mean such system of accounts as is generally maintained by rail carriers consistent with GAAP as applied in the rail industry.
               (jj) "Zone" refers to the division of the Monongahela for accounting purposes, into the following three segments.
                      Zone 1:MP 0.0 CP BROWN to CP 85 WAYNESBURG (including Manor Branch) Zone 2:CP 85 WAYNESBURG to MP W27.3 FEDERAL 2 MINE Zone 3:MP 0.0 CP BROWN to MP 79.6 LOVERIDGE

Section 2.  Description of Monongahela.
               The Monongahela is defined as the trackage described in the definition of Zones set forth above, and as shown on Exhibit "A", which is attached and made a part hereof (which includes CRC's Waynesburg Southern Branch), and includes all existing and future spurs, sidings, leads, industry, switching, loading, side, team and other tracks extending therefrom, together with the right to use the Manor Branch shown on Exhibit "A", which is attached hereto and made a part hereof. Monongahela includes the track structure (rails, ties, ballast, etc., including structures supporting the track), right of way, communication facilities, signal facilities and all other appurtenances thereto. The Monongahela also includes all future Nonseverable Improvements. The Monongahela excludes any tracks or facilities constructed beyond the limits of

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the  Zones  described  above,  or  connecting  to CP  58,  MP  0.0  or  MP  66.4
(Rivesville) from outside the Zones.

Section 3.  Customer Service.
               Both NSR and CSXT shall be able to provide separately and independently rail transportation service to all customers on or accessed from the Monongahela with their own equipment and crews.

Section 4.  Use of Subject Trackage.
               (a) CSXT shall have equal access to the Monongahela, as more specifically provided herein.
               (b) Subject to the terms of this Agreement, NSR shall have control of the management and operation of the Monongahela. However, should CSXT be dissatisfied with the fairness and equality of treatment of CSXT's movements by NSR's Monongahela dispatchers, NSR and CSXT shall attempt to resolve these dispatching concerns. If the attempt does not resolve CSXT's concerns about Monongahela dispatching, CSXT shall have the right to request a change of control of Monongahela dispatching to CSXT. If NSR disagrees with such request for change in dispatching control, NSR and CSXT agree to submit that request to binding arbitration as provided in Section 16 of this Agreement. From time to time, but not more frequently than 12 months after the last change in

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dispatching  control or arbitration,  the party not controlling  dispatching may again seek a change and require arbitration.

Section 5.  Miscellaneous Operations Provisions.
               (a) When operating over the Monongahela, locomotives and crews shall be equipped to communicate with the controlling dispatcher on radio frequencies normally used in directing train movements on the Monongahela.
               (b) Procedures for qualification and occupancy of the Monongahela shall be arranged by the local supervision of NSR and CSXT, and shall be fair and impartial as between NSR and CSXT.
               (c) Before locomotives or equipment of NSR and CSXT enter onto Monongahela, the employees shall request permission from the dispatcher in charge of the Monongahela. Further, NSR and CSXT shall ascertain that the trackage is clear and shall await confirmation from the dispatcher that such permission has been issued to allow NSR and/or CSXT movements on or over the Monongahela. Upon completing its operations and clearing the Monongahela, NSR or CSXT, as the case may be, shall notify the dispatcher that it has completed its operations and that its equipment is in the clear for other operations or has moved off of Monongahela. Once NSR or CSXT has notified the dispatcher it is in the clear or has cleared the Monongahela, NSR or CSXT shall not reenter the Monongahela without again obtaining permission from the dispatcher.

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               (d)  The   operation  and  equal  access  to  the  mines  on  the
Monongahela (the "Mines") will be governed by the loading demand of the Mines, while always taking into account the customer's choice of carrier for the particular movement. Trains will be scheduled onto the Monongahela based on the Mines' request. The current practice of the Mines in providing a seven day
loading  schedule  of  required  loading  will  continue.   The  scheduling  and
sequencing will be coordinated between the Mines and designated NSR and CSXT representatives. All parties will work towards a monthly loading projection to facilitate advanced planning and scheduling.
                      A rolling 36 hour loading schedule will be coordinated and maintained by the Mines, NSR and CSXT, and will be updated every four hours. The loading schedule will be the governing vehicle for sequencing trains on the Monongahela by the dispatcher. This will allow each carrier to have sufficient
notification  to   ensure  trains are  positioned  to  protect   loading  on the
Monongahela.  NSR  and  CSXT   will develop scheduled  running  times from their
staging  facilities to  the   entrance to the  Monongahela.   NSR  and CSXT will
jointly  develop running times from the entrance points to each of the Mines.

                      Changes in the train loading schedule or train ordering will be coordinated jointly between NSR and CSXT to assure demand is met for all Mines. In the event either an NSR or CSXT train fails to make the loading schedule, every effort will be made to coordinate and resequence the loading schedule to facilitate both carriers. The governing factor is to

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provide  the  appropriate NSR or CSXT trains required  by   the  Mines.  NSR and
CSXT   agree  to   coordinate  and    implement  an   operating  plan  for   the
Monongahela  (the "Operating  Plan")  to ensure  efficient movement  of  traffic
on  the  Monongahela.  Related  to  the  Operating   Plan, Accounting  Plan  and
this Agreement is the Carpenter/Tobias Letter. The Carpenter/Tobias Letter was executed in furtherance of this Agreement, the Operating Plan and the Monongahela Accounting Plan and shall be enforceable according to its terms. In the event that coal producers on the Monongahela need to change the loading
sequence  once trains are  positioned on the  Monongahela, every   attempt  will
be made to have the original carrier secure the loading, subject to customer approval.
                      A Service Standards Committee ("Committee") shall be established with equal local representation from NSR and CSXT including General Manager Coal Operations and General Manager CCBU or other representatives for
CSXT   and  the    Superintendent of  the   Pittsburgh   Division and  the   AVP
Transportation, or other representatives, for NSR. The Committee is charged with developing and agreeing upon the contents of a "Report Card" for the
service  on the  Monongahela.  The   Report  Card  will   attempt  to  provide a
mechanism  to  determine   whether  impartial  access  (as  measured  by   train
performance, dispatching and maintenance) to all Mines is being provided. The Committee will meet on a quarterly basis, or more frequently if required, to review service, dispatching, maintenance and other issues as they arise. The Committee's goal is to resolve all issues encompassing the operation on the Monongahela.

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               (e) NSR and CSXT shall comply with the  provisions of the Federal
Locomotive Inspection Act and the Federal Safety Appliance Act, as amended, and any other federal and state and local laws, regulations and rules respecting the operation, condition, inspection and safety of its trains, locomotives, cars and equipment while such trains, locomotives, cars, and equipment are being operated over the Monongahela.
               (f) CSXT in its use of the Monongahela shall comply in all respects with the safety rules, operating rules and other regulations of NSR, and the movement of CSXT trains, locomotives, cars, and equipment over the Monongahela shall at all times be subject to the orders of the transportation officers of NSR; provided that all such rules, regulations, practices and orders must be impartially administered as between NSR and CSXT. NSR and CSXT trains shall not include locomotives, cars or equipment which exceed the width, height, weight or other restrictions or capacities of the Monongahela as published in Railway Line Clearances, and no train shall contain locomotives, cars or equipment which require speed restrictions or other movement restrictions that would violate operating rules and regulations applicable to the Monongahela, except with the concurrence of NSR which shall not be unreasonably withheld.
               (g) CSXT shall make such arrangements with NSR as may be required to have all CSXT employees who shall operate its trains, locomotives, cars and equipment over the Monongahela qualified for operation thereover, and CSXT shall pay to NSR, upon receipt of bills therefor, any cost incurred by NSR in

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connection  with the cost of pilots  furnished  by NSR,  until such time as such employees are deemed by the appropriate examining officer of NSR to be properly qualified for operation over Monongahela.
               (h) In the event of any investigation or hearing concerning the violation of any operating rule or practice by CSXT's employees while on the Monongahela, CSXT shall be notified in advance of any such investigation or hearing and such investigation or hearing may be attended by any official designated by CSXT, and any such investigation or hearing shall be conducted in accordance with the collective bargaining agreements, if any, that pertain to CSXT's employee or employees required to attend such hearings.
               (i) NSR shall have the right to exclude from the Monongahela any employee of CSXT determined by above, to be in violation of NSR's rules, regulations, orders, practices, or instructions issued by NSR's timetable or otherwise. CSXT shall release, indemnify, defend, and save harmless NSR and its parent corporation, subsidiaries and affiliates, and all of their respective directors, officers, agents and employees from and against any and all claims and expenses resulting from such reasonable and lawful exclusion.
               (j) The railcars, trains, locomotives, cars and equipment of NSR and CSXT shall be operated without prejudice or partiality to either party and in such manner as shall afford the most economical and efficient movement of all traffic.

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               (k) In the event  that a train of CSXT shall be forced to stop on the Monongahela, due to mechanical failure of CSXT's equipment, or any other cause not resulting from an accident or derailment, and such train is unable to proceed, or if a train of CSXT fails to maintain the minimum speeds required on the Monongahela, or if in emergencies, crippled or otherwise defective Railcars are set out of CSXT's trains on the Monongahela, NSR shall arrange for motive power or such other assistance as may be necessary to haul, help or push such trains or Railcars, or to properly move the disabled equipment in the clear or off the Monongahela, and CSXT shall reimburse NSR for the cost of rendering any such assistance. If such assistance cannot be commenced within a reasonable time, CSXT shall have the option through coordination with NSR, to provide such assistance itself. If a train of NSR becomes unable to proceed or maintain the required minimum speed or NSR Railcars become crippled and are set out, NSR shall promptly clear off such trains or Railcars so as not to impede movements on the Monongahela.
               (l) If it becomes necessary to move, make repairs to, adjust or, transfer the lading of crippled or defective Railcars, such work shall be done by NSR, and if the Railcar is in the account of CSXT, CSXT shall reimburse NSR for the cost thereof. If the Railcar is in the account of NSR, such cost shall be borne by NSR and not shared pursuant to Section 9.
               (m) In the event NSR and CSXT agree that NSR should retain employees or provide additional employees for the sole benefit of CSXT, the parties hereto shall enter into a separate agreement under which CSXT shall bear all cost and expense for any such retained or additional employees provided, including without limitation all cost and expense associated with labor protective payments which are made by NSR and which would not have been incurred had the retained or additional employees not been provided.
               (n) Notwithstanding the provisions of Section 14, for the purposes of this Section 5, the word "equipment" shall mean and be confined to
(i) cabooses, (ii) vehicles and machinery which are capable of being operated on railroad tracks that, at the time of an occurrence, are being operated on the Monongahela and (iii) vehicles and machinery that, at the time of an occurrence, are on the Monongahela or its right of way for the purpose of maintenance, repair or inspection thereof or the clearing of wrecks thereon.
               (o) Whenever CSXT's or NSR's use of the Monongahela requires rerailing, wrecking service or wrecking train service, NSR shall perform or provide such service. The cost of rerailing and the repair and restoration of roadbed, track and structures shall be borne 100% by CSXT if the Railcars are in CSXT's account or 100% by NSR if they are in NSR's account. Any other cost, liability and expense related to the foregoing, including without limitation loss of, damage to, or destruction of any property whatsoever and injury to and death of any person or persons whomsoever or any damage to or destruction of the environment whatsoever, including without limitation land, air, water, wildlife, and vegetation, resulting therefrom, shall be apportioned in accordance with the provisions of Section 14 hereof. All locomotives, railcars, and equipment and salvage from the same so picked up and removed which is owned by or under the management and control of or used by CSXT at the time of such wreck, shall be promptly delivered to CSXT. If such assistance cannot be commenced within a reasonable time, CSXT shall have the option to provide such assistance itself.

Section 6.  Car Hire.
               All NSR and CSXT Railcars shall remain in the respective accounts of NSR and CSXT at all times. NSR and CSXT Railcars and lading being moved in their respective trains pursuant to this Agreement shall be the sole property of that party. NSR and CSXT shall each pay and collect or cause to be paid and collected all car hire and mileage charges pertaining to their respective Railcars, and neither NSR nor CSXT shall have any responsibility for any such car hire or mileage charges in the other party's account however incurred.

Section 7.  Accounting Records.
               The records of each party hereto, insofar as they pertain to matters covered by this Agreement, shall be retained for a period of three (3) calendar years and shall be open at all reasonable times to inspection by the other party during such period. These records shall include train consist (list) indicating car initial and number with associated car type code.

Section 8.  Repairs and Lading Adjustments.
               If any CSXT Railcars are bad ordered en route and it is necessary that they be set out, such Railcars, after being promptly repaired, shall be returned or delivered to CSXT. NSR shall at the expense of CSXT, furnish required labor and material, and perform light repairs on such bad ordered equipment to make it safe for movement. For liability purposes only, the employees and equipment of NSR while in any manner so engaged or while en route to or returning from such repair assignment shall be considered sole CSXT employees and exclusive CSXT equipment. In the case of such repairs by NSR to CSXT Railcars, billing therefor shall be in accordance with the Field and Office Manuals of the AAR Interchange Rules, or similar rules providing "industry standard" procedures which are in effect at the time such work is performed, hereinafter called "Interchange Rules". NSR shall prepare and submit billing directly to and collect from the car owners for car owner responsibility items as determined under the Interchange Rules and NSR shall prepare and submit billing directly to and collect from CSXT for handling line responsibility items as determined under the Interchange Rules. NSR shall also submit billing to and collect from CSXT any charges for repair to freight cars that are car owner responsibility items as determined under the Interchange Rules, should said car owner refuse or otherwise fail to make payment therefor. In the event NSR Railcars are bad ordered en route and set out, repaired, or work is performed on such Railcars, as provided above, all such costs shall be borne by NSR and not shared pursuant to Section 9.

Section 9.  Usage Charges.
               A. Transportation Costs. The Carpenter/Tobias  letter states that
                  --------------------
NSR will provide crews to operate CSXT trains between the Mines and CSXT's Newell Yard or the Alicia or LaBelle barge terminals (or such other locations as may be mutually agreed upon). Transportation costs associated with NSR's operation of CSXT trains shall be as set forth in the Accounting Plan. To the extent NSR and CSXT will be performing service over the Monongahela by operating their own trains with their own crews, any and all costs directly associated with the operation of such trains and crews shall be borne by the party operating such trains and crews.
               B. Other Usage  Charges.  Given the rights of equal access to the
                  --------------------
Monongahela, the parties agree that certain costs directly related to the maintenance and operation of the Monongahela shall be shared based upon usage. Accordingly, the parties agree to the following:
               (a) The parties shall develop and implement a written Accounting Plan containing a detailed description, by category of cost and location, of the costs directly associated with the management and operation of the Monongahela and the method by which such costs shall be fairly and properly apportioned between the parties. Such Accounting Plan will include separate accounting and sharing of costs as mutually agreed for particular Zones or for the overall Monongahela, as the case may be, and shall conform to the following general principles:

                      (i)    General   and    administrative,  supervisory   and
overhead expenses incurred within the Monongahela or for functions directly related to the Monongahela shall be apportioned on the basis of the Total
Train Usage Percentages, or Total Monongahela Train Usage Percentages, whichever is applicable as provided in the Accounting Plan;
                      (ii)   Dispatching (where  dispatching   is located on the
Monongahela or where dispatching is devoted 100% to the Monongahela), maintenance of dispatching equipment and train control costs (including labor, materials and maintenance expenses) incurred with respect to the Monongahela shall be apportioned on the basis of the Total Train Usage Percentages, or Total Monongahela Train Usage Percentages, whichever is applicable as provided in the Accounting Plan;
                      (iii)  Police  and   other costs  incurred with respect to
security within the Monongahela shall be apportioned on the basis of the Total Train Usage Percentages, or Total Monongahela Train Usage Percentages, whichever is applicable as provided in the Accounting Plan;
                      (iv)   Damage paid  by NSR pursuant to Section 14 shall be
apportioned in accordance with Section 14;
                      (v)    Taxes  (excluding   income  taxes)  incurred   with
respect to the Monongahela or individual Zones thereof shall be apportioned between NSR and CSXT on the basis of the Total Train Usage Percentages, or
Total Monongahela Train Usage Percentages, whichever is applicable as provided in the Accounting Plan, or Train Usage Percentage for the individual Zone, if capable of determination, for the period for which such Taxes apply;
                      (vi)   The cost of  premiums for  liability   and property
insurance, other than self-insurance, incurred with respect to the Monongahela or individual Zones thereof shall be apportioned between NSR and CSXT on the basis of (w) Total Train Usage Percentage, (x) Train Usage Percentage for the individual Zone, (y) Total Monongahela Train Usage Percentage, or (z)
Monongahela  Train   Usage   Percentage  for the   individual Zone, whichever is
applicable, as provided in the Accounting Plan, if capable of determination for the period for which such Insurance costs apply;
                      (vii)  The expense of installation  and maintenance of AEI readers including, but not limited to, those in the vicinity of CP 58 (existing), CP 85 Waynesburg, MP 0.5 and MP 66.0 shall be borne 50% by NSR and 50% by CSXT;
                      (viii)  Section  14  of   this  Agreement  deals  with the
apportionment of Liability between the parties. Any payments made by NSR pursuant to Section 14(a) which arise from the death or injury to NSR employees, when such NSR employees are "joint employees," such as Maintenance of Way, Signal, Dispatch, Bridge and Building, Mechanical and other employees whose work on the Monongahela is other than revenue train operations, shall be paid by NSR in accordance with Section 14(a), but apportioned based on Total Train Usage Percentage or Train Usage Percentage for the individual Zone, whichever is applicable as provided in the Accounting

Plan; provided, however, should such employee Liability expense arise from work performed as a result of capital improvements at the sole cost of NSR or CSXT, then that party shall be fully responsible for all such payments; and
                      (ix) Maintenance of track structure (rails, ties, ballast, etc., including structures supporting the track), right of way, tunnels, communication facilities, signal facilities and all other appurtenances thereto shall be apportioned on the basis of the Total Train Usage Percentage, for the entire Monongahela or Train Usage Percentage for each Zone, whichever is applicable, as provided in the Accounting Plan.
                      (x) Any other costs shall be reimbursed as otherwise provided in this Agreement.
                      If the parties are unable to agree on the terms and provisions of the Accounting Plan, such disagreement may be submitted by either NSR or CSXT for resolution by binding arbitration pursuant to Section 16.
               (b) NSR  shall  deliver  to CSXT  prior  to the  last day of each calendar month, a written statement (the "Usage Statement") showing for the prior Billing Month:
                      (i) the total number of Railcars moved by NSR or CSXT on the Monongahela and in each Zone; and
                      (ii) the calculation of the Total Train Usage Percentage, the Train Usage Percentage, Total Monongahela Train Usage Percentage and Monongahela Train Usage Percentage for each party for each Zone, and (A) all Railcars in a train shall be deemed to be on the Monongahela, or a Zone, as the case may be, when the first or last Railcar of such train is on the Monongahela, or a Zone, as the case may be, and (B) each time that a Railcar is removed from or added to a train on the Monongahela, or a Zone, as the case may be, shall constitute a separate movement of such Railcar.
               (c) Concurrently  with the delivery of each Usage Statement,  NSR shall deliver to CSXT a statement (the "Expense Statement") showing the expenses incurred by NSR and CSXT during the Billing Month, computed in accordance with GAAP and the USOA, as modified by the Accounting Plan.
               (d) Concurrently  with the delivery of each Usage Statement,  NSR shall deliver to CSXT a statement (the "Capital Expenditure Statement") showing the estimated Budgeted Capital Expenditures for the calendar month immediately succeeding the calendar month in which such statement is delivered.
               (e)  Concurrently  with the delivery of a Usage  Statement  for a
Billing Month, NSR shall deliver to CSXT a bill (a "Bill") showing for such Billing Month:
                      (i) the amount of each Reimbursable Expense payable by CSXT for such Billing Month calculated in accordance with the Accounting Plan; and

                      (ii) CSXT's percentage of the amount of Budgeted Capital Expenditures and shown on the Capital Expenditure Statement delivered with such Usage Statement.
               (f) CSXT shall pay to NSR the amount shown on each Bill on or before the 30th day after the date of such Bill regardless of whether or not CSXT disputes the accuracy of any amount or calculation shown on such Bill.
               (g)    Disputed Bills:
                      (i) Any dispute by CSXT of the accuracy of any amount or calculation shown on any Bill, shall be described and specified in reasonable detail in a Dispute Letter from CSXT to NSR within two (2) years after the date of such Bill.
                      (ii) Any amounts or calculations shown on any Bill which are not disputed in accordance with this section 9 shall conclusively be deemed to be accurate and shall be binding on both parties.
                      (iii) CSXT and NSR shall promptly endeavor to resolve the disputes described in each Dispute Letter, and if they fail to agree to a resolution of such disputes within 45 days of the delivery of such Dispute Letter, then a firm of independent public accountants shall be selected jointly by CSXT and NSR (or if they do not agree on such firm, then such firm shall be selected by arbitration pursuant to Section 16) to resolve such disputes, in each case in accordance with GAAP and the USOA, as modified by the Accounting Plan, and the written resolution of such disputes signed by such accounting firm shall be binding on CSXT and NSR.
                      (iv) Any adjustments to Bills which result from the resolution of Dispute Letter disputes shall be reflected as charges or credits on the first Bills delivered by NSR to CSXT after such disputes have been resolved.
                      (v) The costs of NSR's and CSXT's auditors in connection with the resolution of any Dispute Letter disputes shall be paid by each respective party, and the fees of any independent public accounting firm engaged to resolve such disputes shall be paid 50 percent by NSR and 50 percent by CSXT.
               (h) At the option of either party hereto, the Accounting Plan provided for in this Section 9 may be opened for reevaluation every year from the effective date of this Agreement. Such reevaluation may include the definition of the Zones and any modifications needed thereto. In the event the parties fail to reach agreement upon reevaluation, such failure shall not constitute a breach of this Agreement, and the parties shall continue to be bound by the terms of compensation provided in this Section 9 until the matter is settled or submitted to binding arbitration as outlined in Section 16.

Section 10.  Maintenance of the Monongahela.

               (a) NSR shall be responsible to maintain, repair and renew the infrastructure of the Monongahela. NSR shall keep and maintain the Monongahela in good condition for the use herein contemplated. NSR shall take all reasonable steps to ensure that any interruptions to train operations shall be kept to a minimum. Furthermore, except as may be otherwise provided in Section 14, CSXT shall not by reason of failure or neglect on the part of NSR to maintain, repair or renew the Monongahela, have or make any claim or demand against NSR or its parent corporation, subsidiaries or affiliates, including PRR, or their respective directors, officers, agents or employees for any injury to or death of any person or persons whomsoever, or for any damage to or loss or destruction of any property whatsoever, or for any damages of any nature suffered by CSXT resulting from any such failure or neglect.
               (b) The Monongahela will be jointly inspected by each party's Chief Engineer or their designees at any time upon mutual agreement, but not less than once every three (3) years to determine if appropriate track standards are maintained, and to review the performance of any capital plan for the Monongahela as pertains to maintenance of track, signals, right of way and appurtenances thereto. On or before August 15 of each year, NSR will provide CSXT with a capital improvement plan covering the next three (3) years.
               (c) Existing and future connections or facilities which are jointly used by the parties hereto shall continue to be maintained, repaired and renewed by and at the expense of both parties apportioned in accordance with Sections 9 and 11 and the Accounting Plan, which shall become a part hereof.

Section 11.  Capital Improvements.
               Capital Improvements on the Monongahela shall be governed by the following provisions:
               (a) From time to time, NSR or CSXT may propose to each other construction of capital improvement projects ("Project"). Each Project shall be reviewed promptly by the other party. If approved by both parties, NSR and CSXT shall be responsible for an equal share of the budgeted initial funding, as approved in the Capital Expenditure Budget, for the approved Project. A final accounting will be made to adjust the initial budgeted funding to the actual project cost as specified in the Accounting Plan.
               (b) If a proposed project is not approved, and the proposed Project would be a Nonseverable Improvement of the Monongahela which may be used in the normal course of business by NSR or CSXT, then the following procedure shall occur:
                      (i) At the written request of either NSR or CSXT delivered to the other, each party shall, within 45 days of the delivery of such request, submit to an arbitrator in accordance with Section 16 a written proposal with respect to a Nonseverable Improvement Project which was not agreed upon by the parties (1) describing any changes from the initial request which such party proposes be made to such Project and specifying a schedule, budget and allocations between NSR and CSXT of the capital costs of such Nonseverable Improvement or (2) proposing that it not be made.

                      (ii) The arbitrator receiving the proposals referred to in Section 11(b)(i) (A) shall consider (1) the degree, if any, to which the construction, operation and use of such Nonseverable Improvement would impair or interfere with the use of the Monongahela, conflict with any pending capital improvements, or be necessary or unnecessary to the operations of a particular party, and (2) the budget and allocations between NSR and CSXT of the capital costs of such Nonseverable Improvement as proposed by NSR and CSXT and (B) shall determine within 45 days of such receipt which of such proposals shall be accepted, or that such Nonseverable Improvement shall not be made. The arbitrator's decision shall be binding and enforceable upon NSR to fund and cause the Nonseverable Improvement to be made in accordance with such decision and upon CSXT to fund such Nonseverable Improvement in accordance with such decision, unless the decision is that such Nonseverable Improvement shall not be made.
        (c)    Severable Improvements:
                      (i) (A) NSR shall have the right to cause the construction, at its sole expense, and (B) CSXT shall have the right to require NSR to cause the construction, but at CSXT's sole expense, of any Severable Improvement which has not been agreed upon by the parties to be funded on a shared basis.
                      (ii) Each Severable Improvement funded exclusively by NSR or CSXT shall be used exclusively by NSR or CSXT, as the case may be, and each party shall be solely responsible for the cost of maintaining such Severable Improvement (recognizing that in either case the actual performance of such maintenance shall be the responsibility of NSR), until such time that the other party gives written notice that it desires also to use such Severable Improvement, stating the amount which such other party is prepared to pay to the party which initially funded such Severable Improvement for the right to use such Severable Improvement.
                      (iii) If the parties are unable to agree on the amount of such payment within 45 days after such notice was given, then at the written request of a party delivered to the other after 45 days but before 60 days after such notice was given, NSR and CSXT, within 15 days of the delivery of such request, shall submit to an arbitrator in accordance with Section 16 a written statement setting forth the proposed payment by the other party, and the arbitrator shall within 45 days of such receipt determine which of such proposed amounts shall apply, which shall be binding on both parties and paid promptly. Upon payment of the amount determined by the arbitrator, the improvement shall become a Nonseverable Improvement.
               (d) Upon completion,  all capital  improvements shall become part of the Monongahela owned by PRR subject to all provisions of this Agreement.
               (e) Subject to all of the  provisions  hereof,  the parties  will work together to develop the expansion of existing and future facilities serving customers located on or accessed from the Monongahela.
               (f)  The   construction,   operation   and  use  of  a  Severable
Improvement  by a party shall not unduly  impair or interfere  with the use of a

Severable Improvement by the other party, nor shall any Severable Improvement unduly impair or interfere with train operations on the Monongahela. No Severable Improvement shall unduly impair or interfere with any pending or proposed capital improvements included in an approved Capital Expenditure Budget.

Section 12.  Labor Claims.
               Each party shall indemnify and hold harmless the other party against any and all costs and payments, including benefits, allowances, and arbitration, administrative, and litigation expenses, arising out of claims or grievances made by or on behalf of or lawsuits brought by or on behalf of its own employees or their collective bargaining representatives, either pursuant to employee protective conditions imposed by a governmental agency upon the agency's approval or exemption of this Agreement and operations hereunder or pursuant to a collective bargaining agreement. It is the parties' intention that each party shall bear the full costs of protection of its own employees under employee protective conditions that may be imposed, and of grievances filed by its own employees arising under its collective bargaining agreements with its employees.

Section 13.  Freight Claims.

               The parties shall agree between themselves on the most fair, practical and efficient arrangements for handling and administering freight loss and damage claims with the intent that (a) each party shall be responsible for losses occurring to lading in its possession for the account of such party and
(b) the parties shall follow relevant AAR rules and formulas in providing for the allocation of losses which are either of undetermined origin or in Railcars handled in interline service by or for the account of both parties.

Section 14.  Liability.
               Except as otherwise provided in Section 13 and this Section 14, the responsibility between CSXT and NSR for all Damage arising out of, incidental to or occurring in connection with this Agreement shall be apportioned without consideration of fault or negligence of any kind or degree as follows:
               (a) Sole Responsibility. Except as otherwise provided in Section 14(e) (Specified Level Damages) and Section 14(f) (Exceptions), each party shall assume and bear all responsibility for Damage to its own trains, locomotives and equipment, to Railcars and lading in its possession or being handled for its account, and for the death of or injury to its own employees. Subject to Section 14(f) (Exceptions), for the purpose of this Section 14(a):
                      (i) when NSR employees are engaged in capital improvements at the sole cost of CSXT under Section 9(B)(a)(viii), such employees engaged in such capital improvements shall be treated as if they were CSXT employees; and
                      (ii) when NSR is operating trains for CSXT, NSR employees engaged in moving, inspecting, preparing, handling, being transported to or from, transporting such employees to or from, or other similar activities directly related to the movement of CSXT trains shall be treated as if they were CSXT employees and such trains shall be CSXT trains.
               (b) NSR-CSXT Joint Responsibility. (i) Except as otherwise provided in Section 14(b)(ii) with regard to Damages occurring in the first 12 months of operation and in Sections 14(a) (Sole Responsibility), Section 14(e) (Specified Level Damages) and Section 14(f) (Exceptions), the parties shall jointly assume and bear all responsibility for all Damage in proportion to their respective Train Usage Percentages in the Zone in which the incident giving rise to such Damage occurred for the 12 calendar month period immediately preceding the incident giving rise to such Damage.
                      (ii) In the event an incident giving rise to Damage for which the parties are jointly responsible occurs during the 12-month period immediately following the date of this Agreement, responsibility for such Damage shall be borne equally by the parties with each being liable for one-half (1/2) of the damages.
               (c) Process. Each party shall be responsible for the payment, handling, administration and disposition of all Damage for which it bears exclusive responsibility under Section 14(a), and both parties shall have joint responsibility for the payment, handling, administration and disposition of all Damage for which they are jointly responsible under Section 14(b). In assigning joint responsibility to both parties, it is not the intent of this Agreement that the parties will actually act jointly, but rather that the parties will agree between themselves on the most practical and efficient arrangements for handling, administering, and disposing of Damage for which they bear joint responsibility, with the objective of eliminating unnecessary duplication of effort and minimizing overall costs.
               (d) Indemnification. Each party to this Agreement covenants and agrees to (i) fully indemnify and save harmless the other party to this Agreement from and against any payments which are the responsibility of such party under this Agreement, and all expenses, including attorneys' fees and expenses and other expenses of any court or regulatory proceeding, incurred by such other parties in defending any claim that it is liable for such payments, and (ii) defend such other party against such claims with counsel selected by such party and reasonably acceptable to such other party.
               (e) Specified Level Damages. Sections 14(a) (Sole Responsibility) and 14(b) (NSR-CSXT Joint Responsibility) shall apply directly only when the total amount of all Damages resulting from a single incident is $25 million or less. Responsibility for Damages resulting from a single incident for which Damages exceed $25 million shall be classified as "Tier One Damages" or "Tier Two Damages" and allocated as stated in subparagraphs (i), (ii) and (iii) of this Section 14(e).
                      (i) In this Section 14(e), "Tier One Damages" for any incident include the greater of (1) $25 million of Damages or (2) an amount equal to all combined liability insurance benefits available to whichever of NSR or CSXT has the lesser (as between them) amount of insurance benefits available to it applicable to that incident, but only to the extent that benefits are actually available.
                      (ii) Tier One Damages shall be allocated between NSR and CSXT in accordance with Sections 14(a) (Sole Responsibility) and 14(b) (NSR-CSXT Joint Responsibility).
                      (iii) In this Section 14(e), "Tier Two Damages" include all of those Damages in excess of the Tier One Damages calculated under
        Section 14(e)(i). Tier Two Damages shall be allocated between the parties hereto in proportion to their respective fault or negligence in causing the Damage.
               (f) Exceptions. Each party shall assume and bear all responsibility for Damage to the extent caused by acts or omissions of any of its employees while under the influence of drugs or alcohol and Sections 14(b) and (e) shall not apply to any such Damage. Notwithstanding any other provision of this Agreement including, without limitation, both clauses of the last sentence of Section 14(a) and Section 9(B)(a)(viii), no NSR employee handling a CSXT train or performing other functions on the Monongahela shall be treated as a CSXT employee for purposes of this Section 14(f).
               (g) Damages. As used in this Section 14 only, the term "Damage(s)" shall exclude Railroad Consequential Damages (which are always borne by whichever of NSR or CSXT sustained them) and claims for exemplary and punitive Damages. With regard to exemplary and punitive Damages, the parties acknowledge and agree that, with regard to the subject of this Agreement, the intent and agreement of the parties is that no party shall bring or recover any claim for exemplary or punitive damages, in its own right, against any other party, but that any party will allocate, in accordance with this Section 14, exemplary or punitive Damages from any claim against it by a third person not a party hereto.
               (h) Limitation. The parties hereto acknowledge that, pursuant to the penultimate paragraph of the Carpenter/Tobias Letter, CSXT can elect to operate its own trains with its own crews, and if CSXT exercises that election in the future and runs its own trains with its own crews, the provisions of clause (ii) of the last sentence of Section 14(a) shall not apply during any such CSXT operations.

Section 15.  No Partnership.
               Nothing in this Agreement shall be construed to establish a partnership or joint venture between or among CSXT or NSR or any of their affiliates or associates.

Section 16.  Arbitration.

               Any dispute, controversy or claim (or any failure by the parties to agree on a matter as to which this Agreement expressly or implicitly contemplates subsequent agreement by the parties, except for matters left to the sole discretion of a party) arising out of or relating to this Agreement, or the breach, termination or validity hereof, shall be finally settled through binding arbitration by a sole, disinterested arbitrator in accordance with the Commercial Arbitration Rules of the AAA. The arbitrator shall be jointly selected by the parties, but if the parties do not agree on an arbitrator within 30 days after demand for arbitration is made by a party, they shall request that the arbitrator be designated by the AAA. The award of the arbitrator shall be final, binding and conclusive upon the parties. Each party to the arbitration shall pay the compensation, costs, fees and expenses of its own witnesses, experts and counsel. The compensation, and any costs and expenses of the arbitrator, shall be borne equally by the parties. The arbitrator shall have the power to require the performance of acts, found to be required by this Agreement, and to require the cessation or nonperformance of acts found to be prohibited by this Agreement. The arbitrator shall not have the power to award consequential or punitive damages. Judgment upon the award rendered may be entered in any court having jurisdiction thereof, which court may award appropriate relief at law or in equity. All proceedings relating to any such arbitration, and all testimony, written submissions and award of the arbitrator therein, shall be private and confidential as between the parties, and shall not be disclosed to any third party, except as required by law and except as reasonably necessary to prosecute or defend any judicial action to enforce, vacate or modify such arbitration award.

Section 17.  Force Majeure.
               The obligations, other than payment obligations, of the parties to this Agreement shall be subject to force majeure (which shall include strikes, riots, floods, accidents, Acts of God, and other causes or circumstances beyond the control of the party claiming such force majeure as an excuse for non-performance), but only as long as, and to the extent that, such force majeure shall prevent performance of such obligations.

Section 18.  Entire Agreement.
               This Agreement, the Carpenter/Tobias Letter, and the Transaction Agreement (including the other Ancillary Agreements, as defined in the Transaction Agreement) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except the letter agreement dated April 8, 1997 between CSX and NSC to the extent such April 8, 1997 letter agreement covers matters not addressed or amended hereby or in the Transaction Agreement or the Ancillary Agreements (as defined in the Transaction Agreement); provided that it is the intent of the parties that this Agreement shall be an effectuation of such April 8, 1997 letter agreement consistent with its terms, and that the provisions of this Agreement should be interpreted to give effect to such April 8, 1997 letter agreement; and provided further that, in the event of any inconsistency between the terms of this Agreement and such April 8, 1997 letter agreement, this Agreement shall prevail.

Section 19.  Amendment and Waiver.
               Any amendment to this Agreement must be in writing and executed and delivered by CSXT, NSR, PRR, and NYC subject to any jurisdiction of the STB. Any waiver of any term or provision of this Agreement must be in writing and executed and delivered by the party entitled to enforcement of such term or provision.

Section 20.  Severability.
               If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, such provision is to be intended to be ineffective only to the most limited extent possible in such context and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 21.  Remedies.
               (a) Each party acknowledges and agrees that the other parties would be irreparably damaged in the event any of the provisions of this

Agreement were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of such provisions and to specifically enforce such provisions, in addition to any other remedy to which such party may be entitled, at law or in equity.
               (b) In no event shall any party be liable to the other parties for any consequential, indirect, incidental, punitive or other similar damages including but not limited to lost profits for any breach or default, or any act or omission arising out of or in any way relating to this Agreement, under any form or theory of action whatsoever, whether in contract, tort or otherwise.

Section 22.  Interpretation.
               This Agreement was drafted jointly by CSXT, NSR, PRR and NYC, each of which was advised by its own counsel and other advisors concerning all of the terms and provisions hereof; accordingly, any ambiguity herein should not be construed in favor of or against any of them.

Section 23.  Headings.
               Headings of sections in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any term or provision of this Agreement.

Section 24.  Parties.
               This Agreement shall inure to the benefit of and be binding upon NSR, CSXT, PRR, and NYC and any successor of any of them by operation of law, and any assignee agreed to by them in accordance with Section 25, and nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or with respect to this Agreement or any term or provision hereof.

Section 25.  Assignment.
               (a) Except as provided herein, neither this Agreement (including the documents and instruments referred to herein) nor any of the rights, interests or obligations hereunder, shall be assigned by any party, including by operation of law, without the prior written consent of the other parties, except to a controlled subsidiary, or in the case of PRR, to NS, NSR or a subsidiary or affiliate of NS, and in the case of NYC, to CSX, CSXT or a subsidiary or affiliate of CSX.
               (b) (i) Except as otherwise provided herein, in the event either of NSR or PRR proposes to sell or transfer its interest in all or any portion of the Monongahela, CSXT shall have the right of first refusal to purchase such interest at the same price, and substantially the same terms and conditions offered to NSR or PRR; provided CSXT must make such offer within 30 days of receiving notification from NSR or PRR of the price, terms and conditions being offered by such other prospective purchaser.

                      (ii) In the event CSXT or NYC proposes to sell or transfer its operating rights on all or any portion of the Monongahela, NSR shall have the right of first refusal to purchase such rights at the same price, and substantially the same terms and conditions offered to CSXT or NYC, provided NSR must make such offer within 30 days of receiving notification from CSXT or NYC of the price, terms and conditions being offered by such other prospective purchaser.
               (c) Any party  without  the consent of the other party may assign all of its rights and obligations under this Agreement only to any successor in the event of a merger, consolidation, sale of all or substantially all its assets, including all routes and lines owned by such party to access the Monongahela, if such assignee executes and delivers to the other party hereto an agreement reasonably satisfactory in form and substance to such other party under which such assignee, which is reasonably satisfactory to the other party, assumes and agrees to perform and discharge all the obligations and Liabilities of the assigning party; provided that any such assignment shall not relieve the assigning party from the performance and discharge of such obligations and Liabilities.

Section 26.  Term.
               (a) This Agreement shall become effective as of the date first above written and shall remain in effect until the 25th anniversary of such date, and shall remain in effect continuously thereafter unless and until terminated by CSXT or, if the CSXT Operating Agreement shall have terminated, by

NYC, in its sole discretion, upon (90) days written notice.

               (b) The rights, benefits, duties and obligations running from or to NSR under this Agreement shall in all events expire (except liabilities incurred prior to termination) upon the earlier of: (i) termination of this Agreement or (ii) termination of the NSR Operating Agreement (including any renewals thereof) and the rights, benefits, duties and obligations running from or to CSXT under this Agreement shall in all events expire (except liabilities incurred prior to termination) upon the earlier of (i) termination of this Agreement or (ii) termination of the CSXT Operating Agreement (including any renewals thereof). Notwithstanding any other provision of this Agreement, (1) upon termination of the NSR Operating Agreement, the rights, benefits, duties and obligations running from or to NSR under this Agreement shall run from or to PRR, and (2) upon termination of the CSXT Operating Agreement, the rights, benefits, duties and obligations running from or to CSXT under this Agreement shall run from or to NYC. In the event PRR is unable or unwilling to carry out the duties and obligations of NSR or fails to designate an operator reasonably satisfactory to NYC to do so, then NYC, or an operator designated by NYC and satisfactory to PRR, shall have the option to carry out such duties and obligations related solely to the Monongahela.

Section 27.  Termination of Other Agreement.
               This Agreement, upon the effective date hereof, supersedes and terminates the agreement by and between The Monongahela Railway Company (now
CRC) and CSXT dated October 19, 1990, relating to CSXT trackage rights between Brown, Pennsylvania, and Catawba Junction (Rivesville), West Virginia.

Section 28.  Notices.
               Any notice given by CSXT, NSR, PRR, or NYC to the others under this Agreement shall be deemed delivered on the date sent by registered mail, or by such other means as they may agree, and shall be addressed to them as follows:
                      (a)   If to CSXT:

                            Executive Vice President and Chief Operating Officer CSX Transportation, Inc.
                            500 Water Street, J120
                            Jacksonville, Florida  32202


                      (b)   If to NSR:

                            Senior Vice President Operations
                            Norfolk Southern Railway Company
                            Three Commercial Place
                            Norfolk, Virginia  23510-2191

                      (c)   If to PRR:

                            PRR
                            2001 Market Street
                            Philadelphia, Pennsylvania 19103
                            Attention: Vice President-General Counsel

                            Copy to:

                            Senior Vice President Operations
                            Norfolk Southern Corporation
                            Three Commercial Place
                            Norfolk, Virginia 23510

                      (d)   If to NYC:

                            NYC
                            2001 Market Street
                            Philadelphia, Pennsylvania 19103
                            Attention: Vice President-General Counsel

                            Copy to:

                            Executive Vice President and Chief Operating Officer CSX Transportation, Inc.
                            500 Water Street, J120
                            Jacksonville, Florida 32202


and each of them may from time to time change its address in this Section 28 by written notice delivered to the others.

Section 29.  Governing Law.
               This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to principles of conflicts of laws.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officials as of the day first above written.

                                      CSX TRANSPORTATION, INC.


                                      By:  /s/PETER J. SHUDTZ
                                           ------------------
                                           Peter J. Shudtz

                                      Title:  Vice President - Law and General
                                              Counsel - CSX Corporation,
                                              authorized agent for CSX
                                              Transportation, Inc.



                                      NORFOLK SOUTHERN RAILWAY COMPANY


                                      By:  /s/J. L. MANETTA
                                           ----------------
                                           J. L. Manetta

                                      Title:  Senior Vice President Operations



                                      PENNSYLVANIA LINES LLC


                                      By:  /s/JAMES D. MCGEEHAN
                                           --------------------
                                           James D. McGeehan

                                      Title:  Assistant Treasurer



                                      NEW YORK CENTRAL LINES LLC


                                      By:  /s/  C. A. COOK
                                           ---------------
                                           C. A Cook

                                      Title:  Vice President and Secretary

                                     - 48 -

EXHIBIT "A"

[MAP]

Map of Monongahela Mine District